Exhibit 8.1

August 31, 2011

FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities consisting of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), including shares of Preferred Stock that may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iii) warrants to purchase shares of Common Stock, Preferred Stock or Depository Shares (the “Warrants”, and, collectively with the Common Stock, Preferred Stock, and Depository Shares, the “Securities”) or (iv) any combination of the foregoing, each such offering to be completed on the terms to be determined at the time of each offering.
You have requested our opinion that for United States federal income tax purposes:

1.
Beginning with the taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a “real estate investment trust” (a “REIT”), pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company's current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2011 and in the future; and

1700 Pacific Avenue / Suite 4100 / Dallas, TX 75201-4675 / 214.969.2800 / fax: 214.969.4343 / www.akingump.com

FelCor Lodging Trust Incorporated
August 31, 2011

2.
The statements in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of U.S. federal tax matters, accurately and fairly summarize such matters in all material respects.

In rendering our opinions, we have examined such originals or copies of originals (executed where applicable) of the Registration Statement and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinions set forth below. In addition, we have relied upon (without independent investigation or verification) certain factual representations of the Company set forth in a representation letter (the “Representations”) delivered to us in connection with our rendering of this opinion regarding the manner in which the Company has been owned and operated and will be owned and operated. We have assumed the current and continued correctness of the Representations and that all Representations by the Company as to value are correct and we have made no independent verification as to such values. We are not, however, aware of any facts contrary to the facts set forth in the Representations. Where any factual Representation is qualified to the best knowledge of a person or anticipates a future event, we have assumed that the representation is correct, or that the event will occur, without regard to such qualification. We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons.
Apart from establishing that the facts, assumptions, warranties, statements, and representations set forth herein or contained in the Registration Statement, or the statements of, and written information provided by the Company, including those representations contained in the Representations, are not in our view unreasonable, we have not independently verified any of such facts, assumptions, warranties, statements or representations. Our opinion is explicitly conditioned upon the accuracy of the facts, assumptions, warranties, statements, and representations set forth herein, in the Registration Statement, and in the Representations, and upon the accuracy and completeness of the Registration Statement.
In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Code, applicable Treasury Regulations currently promulgated under the Code (the “Regulations”), and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the “Tax Law”). We have made no investigation or review of any matters relating to the Company or any other person other than as expressly set forth herein.

FelCor Lodging Trust Incorporated
August 31, 2011

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

1.
Beginning with the taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Code Sections 856 through 860, and the Company's current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2011 and in the future; and

2.
The statements in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements constitute a summary of U.S. federal tax matters, accurately and fairly summarize such matters in all material respects.

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to any laws other than the Tax Law.

B.
The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may occur at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may later come to our attention, any new developments in the law or in the application or interpretation of the Federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.

FelCor Lodging Trust Incorporated
August 31, 2011

C.
The ability of the Company to continue to meet the requirements for qualification and taxation as a REIT will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review on a continuing basis the Company's compliance with these requirements, the assumptions set forth above, the Registration Statement, or the Representations. Accordingly, no assurance can be given that the actual results of the Company' operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.

D.
This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the Federal income tax consequences addressed in this opinion.

E.
The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other Federal, state, local or foreign tax consequences.

F.
No opinion is expressed if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

FelCor Lodging Trust Incorporated
August 31, 2011

This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be quoted, in whole or in part, or otherwise referred to in any document, and may not be furnished or otherwise disclosed to or relied upon or otherwise used by any other person, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Akin, Gump, Strauss, Hauer & Feld, L.L.P. under the captions “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Sincerely,
/s/Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.